Advantage Solutions Reports Second Quarter 2022 Financial Results and Affirms Full Year 2022 Outlook

Irvine, Calif, August 9, 2022 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” “Advantage Solutions,” the “Company,” “we” or “our”), a leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, today reported financial results for its second quarter ended June 30, 2022.

“Advantage continued to see progress in the second quarter. Our performance was highlighted by a 15.4% year-over-year improvement in revenues, driven largely by the recovery of our in-store sampling and demonstration business,” said Advantage Solutions Chief Executive Officer Jill Griffin. “Throughout the second quarter, we remained focused on operating the core business, navigating the challenging macroeconomic environment and positioning Advantage for the long-term future. We are also strategically spending on wages, recruiting and retention to stand up significant numbers of new associates in order to meet client demand for our ‘must-have’ services.”

“Despite continued wage inflation and volatile consumer demand, we continue to anticipate that our revenues and Adjusted EBITDA will be stronger in the back half of the year as compared to the first half. This growth on our top and bottom lines will be supported by the ongoing recovery and scale of our in-store sampling and demonstration business. As a result, we are confident in reaffirming our full year 2022 Adjusted EBITDA guidance of $490 million to $510 million,” Griffin concluded.

Second Quarter 2022 Highlights

•	Revenues were $981.1 million for the second quarter of 2022, representing an increase of $131.1 million, or 15.4%, from the second quarter 2021 revenues of $850.0 million.
•	Operating income was $28.3 million for the second quarter of 2022, representing a decrease of $14.2 million, or 33.4%, from the second quarter 2021 operating income of $42.4 million.
•	Net income was $3.7 million for the second quarter of 2022, representing a decrease of $2.1 million, or 36.1%, from the second quarter 2021 net income of $5.8 million.
•	Adjusted EBITDA was $108.3 million for the second quarter of 2022, representing a decrease of $13.6 million, or 11.2%, from the second quarter 2021 Adjusted EBITDA of $122.0 million.

The year-over-year increase in revenues was driven by $88.6 million of growth in the marketing segment (an increase of 31% year over year) and $42.5 million of growth in the sales segment (an increase of 8% year over year). Second quarter growth in the marketing segment was driven primarily by the continued recovery in in-store product demonstration and sampling services. Net of foreign exchange headwinds, the second quarter growth in the sales segment was driven by acquired revenues, as well as the recovery of certain international businesses and higher merchandising services revenues, partially offset by the loss of a foodservice client in the prior year and a decrease in third-party selling and retailing services.

The year-over-year decrease in operating income was primarily due to the ongoing investment activities in talent, wages, renovation and innovation, coupled with inflationary pressures.

The year-over-year decrease in net income was driven by the decline in operating income, partially offset by a decrease in interest expense.

The year-over-year decline in Adjusted EBITDA was primarily due to the same items impacting the decline in operating income as noted above.

Balance Sheet Highlights

As of June 30, 2022, the Company’s cash and cash equivalents was $115.8 million, total debt was $2,131.2 million and Net Debt was $2,015.4 million. The debt capitalization consists primarily of the $1,305 million First Lien Term Loan, $775 million of senior secured notes and a $400 million revolving credit facility, under which there was a $45 million outstanding balance as of June 30, 2022.

Fiscal Year 2022 Outlook

The Company is reiterating its fiscal year 2022 Adjusted EBITDA guidance range of $490 million to $510 million. As previously disclosed, this guidance reflects a decision by the Advantage team to pursue thoughtful investment — focusing even more of the Company’s capital on talent amidst a difficult labor market backdrop, innovating in higher-margin retail data services and renovating infrastructure.

Conference Call Details

Advantage will host a conference call at 5:00 p.m. ET on August 9, 2022 to discuss its second quarter 2022 financial performance and business outlook. To participate, please dial (877) 407-4018 within the United States or (201) 689-8471 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 13730240. The conference call will also be accessible live via audio broadcast on the Investor Relations section of the Advantage website at ir.advantagesolutions.net.

A replay of the conference call will be available online at ir.advantagesolutions.net. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (844) 512-2921 within the United States or (412) 317-6671 outside the United States. The replay ID is 13730240.

About Advantage Solutions

Advantage Solutions (NASDAQ: ADV) is a leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. Our data- and technology-driven services — which include headquarter sales, retail merchandising, in-store and online sampling, digital commerce, omnichannel marketing, retail media and others — help brands and retailers of all sizes get products into the hands of consumers, wherever they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, we have offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which we serve the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business and projected financial results. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships;

Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 and August 9, 2022, respectively, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity-based compensation of Karman Topco L.P., (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses (recovery), (xv) costs associated with the Take 5 Matter and (xvi) other adjustments that management believes are helpful in evaluating our operating performance.

Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations.

Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

This press release also includes certain estimates and projections of Adjusted EBITDA, including with respect to expected fiscal 2022 results. Due to the high variability and difficulty in making accurate estimates and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Advantage is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated or projected comparable GAAP measures is included and no reconciliation of such forward-looking non-GAAP financial measures is included.

Advantage Solutions Inc.

Reconciliation of Net Income (loss) to Adjusted EBITDA

(Unaudited)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Net income	$3,676	$5,754	$21,210	$5,208
Add:
Interest expense, net	28,188	37,189	40,071	68,054
Provision for income taxes	1,316	6,563	10,365	8,306
Depreciation and amortization	58,444	62,674	116,212	122,287
Equity based compensation of Topco(a)	(3,519)	(1,642)	(6,314)	(4,456)
Change in fair value of warrant liability	(4,914)	(7,059)	(20,356)	(1,533)
Stock-based compensation expense(b)	14,961	8,988	22,732	17,643
Fair value adjustments related to contingent consideration related to acquisitions(c)	3,654	3,598	5,788	2,555
Acquisition-related expenses(d)	5,998	2,797	15,583	7,943
EBITDA for economic interests in investments(e)	(1,020)	(1,807)	(5,072)	(2,996)
Restructuring expenses(f)	253	6,934	896	11,030
Litigation recovery(g)	(800)	—	(800)	(818)
Costs associated with COVID-19, net of benefits received(h)	1,362	(3,328)	2,936	(2,035)
Costs associated with the Take 5 Matter(i)	723	1,310	1,810	2,211
Adjusted EBITDA	$108,322	$121,971	$205,061	$233,399

(a)	Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. (“Topco”) made to one of the equity holders of Topco and (ii) equity-based compensation expense associated with the Common Series C Units of Topco.
(b)	Represents non-cash compensation expense related to the 2020 Incentive Award Plan and the 2020 Employee Stock Purchase Plan.
(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions. See Note 6—Fair Value of Financial Instruments to our unaudited condensed financial statements for the three and six months ended June 30, 2022 and 2021.
(d)	Represents fees and costs associated with activities related to our acquisitions and restructuring activities including professional fees, due diligence, and integration activities.
(e)	Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.
(f)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.
(g)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.
(h)	Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.
(i)	Represents costs associated with the Take 5 Matter, primarily, professional fees and other related costs, for the three and six months ended June 30, 2022 and 2021, respectively.

Advantage Solutions Inc.

Reconciliation of Total Debt to Net Debt

(Unaudited)

(in millions)	June 30, 2022
Current portion of long-term debt	$59.8
Long-term debt, net of current portion	2,026.0
Less: Debt issuance costs	(45.4)
Total Debt	2,131.2
Less: Cash and cash equivalents	115.8
Total Net Debt (a)	$2,015.4

(a)	Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment.

Contacts:

Lasse Glassen

Addo Investor Relations

investorrelations@advantagesolutions.net

(424) 238-6249